SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 19, 1997



                            PARADIGM TECHNOLOGY, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-26124                770140882-5
----------------------------        ------------        ----------------------
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
      of Incorporation)             File Number)        Identification Number)



      694 Tasman Drive, Milpitas, CA                           95035
 ----------------------------------------                    ----------
 (Address of principal executive offices)                    (Zip Code)



                                 (408) 954-0500
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)



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Item 5.    Other Events.
           ------------

           The Company has received an inquiry from the Nasdaq Stock Market ("Nasdaq") concerning the Company's compliance with Nasdaq's listing requirements. Due to a technical SEC reporting requirement, the Company did not count the 200 shares of 5% Series A Convertible Redeemable Preferred Stock ("Preferred Stock") as stockholders' equity in its Quarterly Report on Form 10-Q for the period ending March 31, 1997. As a result of the fact that 70 shares of the 200 shares of the Preferred Stock have been converted into Common Stock subsequent to March 31, 1997, the Preferred Stock has been reduced by $770,000 and the Common Stock and correspondingly the stockholders' equity have increased by $770,000, which would have resulted in total stockholders' equity of $4,161,000 as of March 31, 1997. The proforma financial information attached to this Amendment No. 1 to Current Report on Form 8-K/A clarifies the reduction in the Preferred Stock and increase in Common Stock and stockholders' equity and evidences the Company's compliance with Nasdaq's listing requirements as of March 31, 1997. In order for the Company to maintain compliance, the Company will either need to improve its financial performance as compared to previous quarters or raise additional equity capital. There can be no assurances, however, that the Company will be able to continue to meet Nasdaq's listing requirements.

Item 7.    Financial Statements and Exhibits.
           ---------------------------------

           (a)     Financial statements of business acquired.

                   Not applicable.

           (b)     Pro forma financial information.

                   Not applicable.

           (c)     Exhibits.

                   15.1   Proforma Financial Information (1)


------------------------

(1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 1997.


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

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated:  June 19, 1997

                                           PARADIGM TECHNOLOGY, INC.



                                           By       /s/ DAVID G. CAMPBELL
                                             -----------------------------------
                                                      David G. Campbell
                                                   Chief Financial Officer


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